EXHIBIT 10.4

ESCROW RELEASE AGREEMENT

This Escrow Release Agreement, dated as of April 28, 2011 (the “Release Agreement”), by and among Manchester Securities Corp., a New York corporation (“Manchester”) and ANTs Software Inc, a Delaware Corporation (“ANTs”).

Reference is made to the Escrow Agreement, dated as of March 3, 2011, by and among Manchester, ANTs and Wells Fargo Bank, National Association, a national banking association, as escrow agent (the “Escrow Agreement”).  Capitalized terms used herein without definition shall have the meaning set forth in the Escrow Agreement.

Section 1.          Release of Manchester Escrow Amount.

(a)      Pursuant to Section 1.3(a)(vi) of the Escrow Agreement, Manchester and ANTs hereby jointly instruct Escrow Agent to disburse the Manchester Escrow Amount, together with all interest accrued thereon in the Manchester Escrow Account (the “Escrow Funds”), to the account of Manchester, as set forth below.

(b)      The Escrow Funds shall be transferred to the following account of Manchester:

                           REDACTED

Section 2.          Reduction in Principal Amount of Manchester Note.  Manchester and ANTs hereby agree that the outstanding principal amount of the 5% Convertible Note issued by ANTs due March 3, 2016 and held by Manchester (the “Manchester Note”) be reduced by the amount of the Manchester Escrow Amount.  Accordingly, Manchester and ANTs agree that as so adjusted, the aggregate principal amount of the Manchester Note is $1,075,000.

Section 3.          Termination of Escrow Agreement.  Upon the disbursement of the Escrow Funds to Manchester, the Escrow Agreement, pursuant to Section 1.5 thereof shall terminate, except that the provisions of Sections 1.4(c), 3.1 and 3.2 shall survive termination.

Section 4.          Miscellaneous.  The provisions of Article 4 of the Escrow Agreement shall apply mutatis mutandis to this Release Agreement.

IN WITNESS WHEREOF, this Escrow Release Agreement has been duly executed as of the date first written above.

ANTs SOFTWARE INC.

By:	/s/ Joseph Kozak

Name:	Joseph Kozak

Title:	CEO

MANCHESTER SECURITIES CORP.

By:	/s/ Elliot Greenberg

Name:	Elliot Greenberg

Title:	Partner

ACKNOWLEDGED:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By:

Name:

Title: